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                                                                     EXHIBIT 4.3

                 [FORM OF FACE OF PREFERRED STOCK CERTIFICATE]



                       _________________ PREFERRED STOCK



                              FORD HOLDINGS, INC.


              Incorporated under the Laws of the State of Delaware
                  This Certificate is Transferable in New York
                      See Reverse for Certain Definitions

                                                               CUSIP ___________


CERTIFICATE NUMBER                                                        SHARES



        This certifies that ___________________________ is the owner of _________ fully paid and non-assessable shares of ___________________ Preferred Stock of the par value of One Dollar ($1.00) each of Ford Holdings, Inc. transferable upon the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder hereof by acceptance hereof expressly assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

____________________,
TRANSFER AGENT AND REGISTRAR


By________________________________      ______________________________________
                Authorized Officer                                   Secretary


                                       ______________________________________
                                                         Chairman of the Board
                                (FACSIMILE SEAL)
                              CERTIFICATE OF STOCK
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               [FORM OF REVERSE OF PREFERRED STOCK CERTIFICATE]



                              FORD HOLDINGS, INC.


        The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights. Any such request should be addressed to the Secretary of Ford Holdings, Inc., The American Road, Dearborn, Michigan 48121 or to the Transfer Agent named on the face of this certificate.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common     UNIF GIFT MIN ACT--______Custodian_______
TEN ENT--as tenants by the entireties                (Cust)         (Minor)
JT TEN --as joint tenants with right                 under Uniform Gifts to
         of survivorship and not as                  Minors Act____________
         tenants in common                                         (State)

    Additional abbreviations may also be used though not in the above list.



        For Value Received ___________________________ hereby sell, assign and transfer unto (Please insert social security or other identifying number of assignee ___________) _________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:_______________________


                                       X________________________________________
                                       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME AS WRITTEN
                                       UPON THE FACE OF THE CERTIFICATE, IN
                                       EVERY PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT, OR ANY CHANGE WHATEVER.